Exhibit 99.1

TPI Composites Announces Agreement to Divest Automotive Business Unit as a Part of Continued Focus on Wind

SCOTTSDALE, Ariz., June 17, 2024 (GLOBE NEWSWIRE) — TPI Composites, Inc., (TPI) (Nasdaq: TPIC) announced it has entered into a definitive agreement to divest its automotive business to Clear Creek Investments, LLC (CCI), a dedicated innovation and sustainability investor with a focus on deploying capital in companies driving climate solutions and climate resiliency throughout the energy, water, and food value chains.

As part of the divestiture transaction, TPI will sell its automotive subsidiary to CCI, which will be renamed SenviasTM Inc. The transaction is expected to close on June 30, 2024.

“After a thorough review of strategic alternatives, we’re pleased to enter into this agreement with CCI,” said Bill Siwek, President and Chief Executive Officer of TPI Composites. “The divestiture is expected to improve monthly cash flow by about $1.7 million over the balance of 2024 and underscores our focus to continue executing on our core business, achieve profitability and improve cash flow and drive long-term shareholder value.”

“We are proud of the progress that the automotive team has made in growing this business and developing innovative solutions for the transportation market and are confident that CCI will provide the new capital and focus to enable the Automotive business to grow and serve its customers in the electric vehicle market,” added Mr. Siwek.

“At CCI, our goal is to identify and support innovative businesses that drive climate solutions and build climate resiliency, which makes SenviasTM a natural fit,” said Todd Crescenzo, CFA, Managing Partner & Chief Investment Officer at CCI. “We are grateful for TPI’s more than 50 years of leadership in composite vehicle structures and look forward to providing our own unique combination of investment and operational expertise to propel SenviasTM and the automotive industry toward a greener and more sustainable future.”

About TPI Composites, Inc.

TPI Composites, Inc. is a global company focused on innovative and sustainable solutions to decarbonize and electrify the world. TPI delivers high-quality, cost-effective composite solutions through long-term relationships with leading OEMs in the wind market. TPI is headquartered in Scottsdale, Arizona and operates factories in the U.S., Mexico, Türkiye, and India. TPI operates additional engineering development centers in Denmark and Germany and global service training centers in the U.S. and Spain.

Investor Relations

480-315-8742

investors@tpicomposites.com

About Clear Creek Investments, LLC.

Clear Creek Investments, LLC (CCI) is a multi-stage investor committed to advancing sustainability through strategic capital deployment and partnerships. The company focuses on innovative firms within the Food, Water, and Energy sectors, particularly those engaged in transition and transformation initiatives. CCI prioritizes investments that drive climate solutions and bolster climate resiliency, underscoring its dedication to innovation and sustainability. CCI leverages a distinctive Operating Executive Partnership model, integrating leadership and operational expertise derived from Global Fortune 100 companies into its investment and venture teams. This collaborative approach enhances the capabilities of portfolio companies, equipping them with essential resources and insights to achieve substantial growth and success. Learn more at www.clearcreekinv.com.

Contact

Todd Crescenzo, CFA

+1-858-633-1970

todd@clearcreekinv.com

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: the sale of the Company’s automotive business, including the anticipated closing date of the transaction, the material financial impairments associated with the transaction, and our long term goals. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in “Risk Factors,” in our Annual Report on Form 10-K and other reports that we will file with the SEC.